                                                                   EXHIBIT 10.6



                               SUBLEASE AGREEMENT


        THIS SUBLEASE AGREEMENT (Sublease") is made and entered into as of the day of May, 2000, between Zurn Industries, Inc., a Pennsylvania corporation (hereinafter called "Sublessor"), and Viewlocity, Inc. (hereinafter called "Sublessee"):

                                  ARTICLE I
                                 PRIME LEASE

        1.01 SUBLEASE SUBJECT TO PRIME LEASE. This Sublease is subject and subordinate to that certain Lease Agreement entered into with an "Effective Date" as of June 10, 1997 and executed by and between AGF 14801 Quorum, Ltd., a Texas limited partnership (hereinafter called the "Prime Lessor"), as landlord, and Sublessor, as tenant, as amended pursuant to that certain First Amendment To Lease dated November 13, 1997 entered into and executed by and between the Prime Lessor, as landlord, and Sublessor, as tenant (said Lease Agreement, as amended, hereinafter called the "Prime Lease") a copy of which (except for Riders No 1 and No 2 thereto, which are inapplicable hereto) is attached hereto as EXHIBIT A and made a part hereof for all purposes as if fully set forth herein.

        1.02 COMPLIANCE WITH PRIME LEASE. With the exception of the obligation to pay the Base Rental and to pay the Operating Expenses in the form of Adjustment of Base Rental pursuant to the Prime Lease, Sublessee hereby covenants and agrees to comply with and perform all obligations of Sublessor as tenant under the Prime Lease with respect to the Subleased Premises including, without limitation, all repair obligations, all insurance obligations, all obligations to pay utility charges and taxes, and all indemnification obligations of Sublessor thereunder, and any liability accruing from failure to pay same when due thereunder. Sublessee agrees that whenever the consent of Prime Lessor is required under the terms of the Prime Lease with respect to any action, Sublessee shall obtain the consent of Sublessor and of Prime Lessor prior to taking such action. Sublessee hereby covenants and agrees to promptly deliver to Sublessor copies of any and all notices or other correspondence received by Sublessee from Prime Lessor that might affect Sublessor in any manner and further agrees, notwithstanding Section 9.04 to the contrary, to so deliver same in the manner most appropriate to insure that Sublessor will be able to respond to any of such notices or other correspondence from the Prime Lessor within any time periods set forth in the Prime Lease.

        1.03 SERVICES. Sublessee hereby acknowledges and agrees that the only services, amenities and rights to which Sublessee is entitled under this Sublease are those to which Sublessor is entitled under the Prime Lease (subject to all the provisions, restrictions and conditions imposed of the Prime Lease). Sublessor shall in no event be liable to Sublessee for Prime Lessor's failure to provide any such services, amenities and rights nor shall any such failure be construed as a breach hereof by Sublessor or an eviction of Sublessee or entitle Sublessee to an abatement of any of the rentals under this Sublease, except and only to the extent that Sublessor receives an abatement under the Prime Lease with respect thereto.

        1.04 EXERCISE OF RIGHTS AND REMEDIES UNDER PRIME LEASE. Sublessee shall not have the right to exercise any of Sublessor's options or elections permitted or authorized under the Prime Lease, or to institute any action or proceeding against Prime Lessor for the enforcement of the Prime Lease. If Prime Lessor shall default in the performance of any of its obligations under the Prime Lease, Sublessor shall, upon the written request of Sublessee and at Sublessee's sole cost and expense, use its diligent good faith efforts to enforce the Prime Lease and obtain Prime Lessor's compliance with its obligations thereunder.

        1.05 OBLIGATIONS REQUIRED OF PRIME LESSOR UNDER THE PRIME LEASE. With respect to facilities, work, services, maintenance, repairs and restoration or the performance of other obligations required of the Prime Lessor under the Prime Lease, Sublessor's sole obligation, with respect thereto, shall be to request the same from Prime Lessor, upon request in writing from Sublessee, and to use reasonable efforts to obtain the same from the Prime Lessor. Sublessee shall have the right to request the same directly from Prime Lessor, and to conduct such proceedings (in court or elsewhere), as may be required, to obtain from the Prime Lessor any such facilities, work, services, maintenance, repairs and restoration or the performance of such obligation (such proceedings may be, at Sublessee's option, in its own name or in Sublessor's name, Sublessor agrees to cooperate with Sublessee in connection therewith and to execute such documents as may be required in connection therewith, and Sublessee agrees to reimburse Sublessor for any reasonable legal or other expenses incurred by Sublessor at the direction of the Sublessee in any such court or other proceeding).

        1.06 ALTERATIONS AND IMPROVEMENTS. In connection with any alterations and improvements (as used in the Prime Lease) desired to be made by Sublessee, the terms of the Prime Lease shall be applicable to this Sublease. The Sublessee shall also obtain the Sublessor's written consent to the making of any such alterations and improvements prior to the undertaking thereof, which consent the Sublessor agrees not to unreasonably withhold, and if the consent of Sublessor is obtained, Sublessee shall contact the Prime Lessor directly for the Prime Lessor's consent. Sublessee shall be solely responsible for all costs involved in the design and construction of alterations and improvements to the Subleased Premises. Sublessee shall pay any and all costs associated with Prime Lessor's review of any proposed alterations and improvements desired to be made by Sublessee.

        1.07 PARKING. Sublessee shall be entitled to utilize the parking privileges provided to Sublessor pursuant to Section 2(b) of the Prime Lease only to the extent of three (3) parking space per one thousand (1000) square feet of the square footage of the Subleased Premises actually occupied and for which rent is actually paid.

        1.08 SECURITY BY LETTER OF CREDIT. Upon execution of this Sublease, Sublessee shall provide to Sublessor an irrevocable letter of credit in form and substance satisfactory to Sublessor in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) issued by a bank acceptable to Sublessor as security for the performance by Sublessee of provisions of this Sublease. Such security shall at all times during the Term hereof be maintained in full force and effect by Sublessee, If Sublessee is in default, Sublessor can draw upon the letter of credit, or any portion of it, to cure the default or to compensate Sublessor for all damage sustained by Sublessor resulting from Sublessee's default. Sublessee shall immediately on demand provide a replacement irrevocable letter of credit in the amount that the letter of credit is drawn upon by Sublessor as provided in this paragraph so as to maintain the amount of security by letter(s) of credit in the amount initially provided to Sublessor. Notwithstanding the foregoing, such letter of credit security may be reduced to One Hundred Thousand Dollars ($100,000.00) at the end of the first two years of the Term hereof provided Sublessee is not then in default under the terms of this Sublease.

                                   ARTICLE II
                             DEMISE AND DESCRIPTION

        2.01 DEMISE OF SUBLEASED PREMISES. Subject to and upon the terms and conditions set forth herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor for the term herein set forth, all of Sublessor's right, title and interest in and to the use and occupancy of A PORTION OF the premises leased by Sublessor under the Prime Lease, same being fourteen thousand three hundred thirty eight (14,338) square feet of the rentable area located on the sixth floor in the building located at 14801 Quorum Drive, Addison, Texas, as shown outlined on EXHIBIT B a copy of which is attached hereto and made a part hereof for all purposes as if fully set forth herein. (herein called the "Subleased Premises"). The Subleased Premises shall be increased to include any portion of the remaining rentable area located on the sixth floor in said building at the time of the first use thereof by Sublessee, and in any event on November 1, 2000 the Subleased Premises shall be increased to include all of the rentable area located on the sixth floor in said building amounting to 18,479 square feet total (including the aforementioned 14,338 square feet).

        2.02. CONDITION OF THE SUBLEASED PREMISES. Tenant acknowledges and agrees that it has inspected the Subleased Premises and agrees to accept same in its present condition, "AS IS" and "WITH ALL FAULTS". Not withstanding the foregoing Sublessor, at its cost, shall reprogram the existing building security system to restrict access to the Subleased Premises (by means of the buildings elevators) to all unauthorized persons.

        2.03 DISCLAIMER OF WARRANTIES. SUBLESSEE ACKNOWLEDGES THAT NEITHER SUBLESSOR NOR PRIME LESSOR HAS MADE OR WILL MAKE ANY WARRANTIES TO SUBLESSEE WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISH WITHIN THE SUBLEASED PREMISES OR AS TO THE CONDITION OF THE SUBLEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT SUBLESSOR AND PRIME LESSOR EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES ARE OR WILL BE SUITABLE FOR SUBLESSEE'S INTENDED COMMERCIAL PURPOSES. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 1.04 HEREOF, SUBLESSEE'S OBLIGATION TO PAY RENTALS UNDER THIS SUBLEASE IS NOT DEPENDENT UPON THE CONDITION OF THE SUBLEASED PREMISES OR THE BUILDING (NOW OR IN THE FUTURE) OR THE PERFORMANCE BY PRIME LESSOR OF ITS

OBLIGATIONS UNDER THE PRIME LEASE, AND SUBLESSEE SHALL CONTINUE TO PAY THE RENTALS HEREUNDER WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY SUBLESSOR OF ITS DUTIES OR OBLIGATIONS HEREUNDER OR BY PRIME LESSOR OF ITS DUTIES OR OBLIGATIONS UNDER THE PRIME LEASE, WHETHER EXPRESS OR IMPLIED.

        2.04 ADDITIONAL SPACE. Commencing on May 1, 2001, Sublessor herein grants unto the Sublessee a Right of First Refusal on any space that shall be and/or becomes available in the building during the remaining Term of this Sublease. Prior to May 1, 2001 and thereafter prior to the first day of May of any calendar year during the remaining Term hereof, Sublessor shall notify Sublessee by written notice of the availability of any such space in the building. Should Sublessee desire to exercise its Right of First Refusal and sublease such available space, Sublessee must notify Sublessor in writing of its desire to sublease the available space within seven (7) calendar days of Sublessee's receipt of Landlord's notice of availability. Within thirty (30) days of the receipt of Sublessee's notice exercising the right to sublease such available space, Sublessee and Sublessor shall enter into an amendment of this agreement setting forth the terms under which the additional space is subleased to Sublessee. The Base Rental shall be at a rental mutually agreed between Sublessee and Sublessor. Failure by Sublessee to exercise its Right of First Refusal within said seven (7) calendar day period, or if exercised, failure to enter into an amendment of this agreement within thirty (30) days of Sublessor's receipt of Sublessee's notice, shall be deemed a waiver of such right and Sublessor shall thereafter be free of any obligation under this Article 2.04 for a period of 12 months. Any exercise by Sublessee of this Right of First Refusal shall be for a minimum of 5,000 rental square feet.

                                   ARTICLE III
                          TERM; SURRENDER OF POSSESSION

        3.01 TERM. Unless the Prime Lease is terminated sooner pursuant to the terms thereof, the term of this Sublease ("Term") shall be for the period commencing on May 1, 2000 and ending November 13, 2007, which is one day before the date of expiration of the Prime Lease. Notwithstanding the foregoing and subject to this Sublease being fully executed by all parties prior to the commencement of the Term as defined herein, Sublessee will be granted access to the space prior to the commencement date to prepare the space for its occupancy. Such preparation shall include the installation of furniture, voice, data, telephone and computer wiring and the installation of telephone and computer equipment.

        3.02 SURRENDER OF THE SUBLEASED PREMISES. At the termination of this Sublease, by lapse of time or otherwise, Sublessee shall deliver up the Subleased Premises to Sublessor in as good condition as existed on the date of possession by Sublessee, ordinary wear and tear only excepted. Upon such termination of this Sublease, Sublessor shall have the right to re-enter and resume possession of the Subleased Premises.

        3.03 RIGHT TO TERMINATE SUBLEASE. Sublessee shall have the right to terminate this Sublease at the end of the forty-eighth month hereof provided: a) Sublessee makes payment to Sublessor of the amount equivalent to six months Base Rental plus six months of escalation payments resulting from Operating Expenses,
b) Sublessee gives Sublessor written notice thereof prior to the end of the thirty-sixth month hereof, and c) Sublessee is not then in default hereunder.

                                   ARTICLE IV
                                      RENT

        4.01 BASE RENTAL. Sublessee hereby agrees to pay a monthly base rental of Twenty Two Thousand One Hundred Four and Forty Two One Hundredths Dollars ($22,104.42) to Sublessor monthly, in advance, notice or demand and without abatement, deduction, or setoff of any amount whatsoever for the first six months of the Term hereof. Sublessee hereby agrees to pay a monthly base rental of Twenty Eight Thousand Four Hundred Eighty Eight and Forty Six One Hundredths Dollars ($28,488.46) to Sublessor monthly, in advance, without notice or demand and without abatement, deduction, or setoff of any amount whatsoever, beginning with the seventh month of the Term hereof or at such earlier time as Sublessee first uses or occupies any rentable area on such 6th floor of such building other than the 14,338 square feet shown outlined on Exhibit B attached hereto, and continuing each and every month thereafter during the Term hereof.

        4.02 ADDITIONAL RENTAL. Beginning on January 1, 2001, Sublessee shall also pay to Sublessor monthly as additional rental the amount of any Operating Expenses in the form of Adjustment of Base Rental charged to Sublessor pursuant to Section 4 of the Prime Lease for any month during the Term with respect to the Subleased Premises, to the extent such Operating expenses exceed the actual Operating Expenses for calendar year 2000. Upon request of Sublessee, Sublessor will provide Sublessee with copies of statements received by Sublessor from Prime Lessor with respect to the payment of Operating Expenses in the form of Adjustment of Base Rental under the Prime Lease. Within thirty (30) days following Sublessor's receipt from Prime Lessor of the final reconciliation of the annual Operating Expenses in the form of Adjustment of Base Rental pursuant to Section 4 of the Prime Lease for each year during the Term, Sublessor and Sublessee shall likewise reconcile the additional rental payable by Sublessee pursuant to this Section 4.02 so that Sublessee shall pay the amount, and only the amount, of the actual Operating Expenses in the form of Adjustment of Base Rental charged to Sublessor for such year with respect to the Subleased Premises.

        4.03 PAYMENT OF RENTALS. Each monthly installment of base rental and additional rental due to Sublessor under this Sublease shall be payable by Sublessee on the first day of each calendar month at Sublessor's address herein set forth or at such other place as Sublessor shall designate in writing from time to time. If less than all of any calendar month or year occurs during the Term, rents for such partial month or year shall be prorated based on the actual number of days during such month or year occurring within the Term.

        4.04 ELECTRICITY. Sublessee shall promptly pay to Sublessor all electrical expenses attributable to the Subleased Premises in accordance with paragraph 5 of the Prime Lease.

                                    ARTICLE V
                                 QUIET ENJOYMENT

        5.01 COVENANT OF QUIET ENJOYMENT. Provided Sublessee has performed all of the terms, covenants, agreements and conditions of this Sublease, including the payment of rental and all other sums due hereunder, Sublessee shall peaceably and quietly hold and enjoy the Subleased Premises against Sublessor and all persons claiming by, through or under Sublessor, for the term herein described, subject to the provisions and conditions of this Sublease and of the Prime Lease.

        5.02 LIMITATION. It is understood and agreed that the provision of
Section 5.01 and any and all other covenants of Sublessor contained in this Sublease shall be binding upon Sublessor and its successors only with respect to breaches occurring during its and their respective ownership of the Sublessor's interest hereunder. This Sublease is subject to and subordinate to all matters of public record in Dallas, Texas.

                                   ARTICLE VI
                            ASSIGNMENT AND SUBLETTING

        6.01 RESTRICTION. Sublessee shall not, without the prior written consent of Prime Lessor and Sublessor, assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease or any interest herein or sublet the Subleased Premises or any part thereof, or permit the use of the Subleased Premises by any party other than Sublessee. Any such assignment or subletting without such consent by Prime Lessor and Sublessor shall be void. Any such consent by Sublessor to any such assignment or subletting shall not release Sublessee from any of Sublessee's obligations hereunder or be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person.

        6.02 CONSENT DISCRETIONARY. Sublessor's consent to any proposed assignment or subletting may be withheld at the sole and absolute discretion of Sublessor, and if given, be subject to the further consent of Prime Lessor.

                                   ARTICLE VII
                         INDEMNIFICATION AND EXCULPATION

        7.01 INDEMNITY. Sublessee shall indemnify Sublessor for and hold Sublessor harmless from and against all costs, expenses (including reasonable attorneys' fees), fines, suits, claims, demands, liabilities, judgments and causes of action of every kind and character whatsoever arising in favor of any person or entity, resulting from any breach, violation or nonperformance of any covenant or condition hereof or arising out of or incident to the use or occupancy of the Subleased Premises by Sublessee or Sublessee's employees, agents, contractors, licensees and invitees, including any such costs, expenses, fines, suits, claims, demands, liabilities and actions which are attributable in whole or in part to the negligence of Sublessor, its employees, agents, contractors, licensees or invitees. It is the clear and unequivocal intent of the parties hereto that Sublessee's obligation to defend, protect, and save harmless Sublessor shall be full and complete for Sublessee's use of the Leased Premises or any activities carried on by Sublessee, its customers, agents and designees thereon or in connection with this Sublease or any activities arising therefrom, including, but not limited to any condition of the Leased Premises, or any condition of the Premises, the Building or the Land as such terms are defined in the Prime Lease, or Sublessor's negligence with respect thereto.

        7.02 EXCULPATION. Sublessor shall not be liable to Sublessee or Sublessee's employees, agents, contractors, licensees or invitees for any damage to person or property resulting from any act or omission of any visitor to the Subleased Premises except as Sublessor's own negligence may be the sole cause thereof.

                                  ARTICLE VIII
                              DEFAULTS AND REMEDIES

        8.01 DEFAULT BY SUBLESSEE: REMEDIES OF SUBLESSOR. In case of any breach hereof by Sublessee, in addition to all other rights of Sublessor hereunder or available to Sublessor at law or equity, Sublessor shall have all the rights against Sublessee as would be available to the Prime Lessor against Sublessor under the Prime Lease if such breach were by Sublessor thereunder. Furthermore, If Sublessee shall default in fulfilling any of the terms, covenants or agreements hereof, or of the Prime Lease as herein incorporated, Sublessor may give Sublessee notice of such default and, if Sublessee does not cure any default in the payment of rent within three (3) days, or any other default within five (5) days, after the receipt of such notice by Sublessee, then Sublessor may, at its option, pursue any of the remedies of Prime Lessor set forth in the Prime Lease or otherwise available at law or in equity, including, without limitation, the right to accelerate any remaining rental payments or to terminate this Sublease. If Sublessee defaults in the performance of any of the terms and provisions hereof and Sublessor places the enforcement of this Sublease in the hands of an attorney, Sublessee agrees to reimburse Sublessor for all reasonable expenses incurred by Sublessor as a result thereof including, but not limited to, reasonable attorneys' fees.

                                   ARTICLE IX
                                  MISCELLANEOUS

        9.01 AMENDMENT. No amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

        9.02 HEADINGS; INTERPRETATION. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Sublease. Whenever the context of this Sublease requires, words used in the singular shall be construed to include the plural and vice versa and pronouns of whatsoever gender shall be deemed to include and designate the masculine, feminine or neuter gender.

        9.03 COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Sublease may be executed by one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

        9.04 NOTICES. Subject to Article 1.02 hereof, all notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally or sent by United States certified or registered mail, postage prepaid, return receipt requested, if to:

                      Sublessor:     Zurn Industries, Inc.
                                            c/o  USI Properties, Inc.
                                            945 East Paces Ferry Road
                                            Suite 2515
                                            Atlanta, Georgia 30326-1125
                      Attention:            Tom L. Green, President

                      Sublessee:     Viewlocity, Inc.
                                            400 Perimeter Center Terrace
                                            Suite 320
                                            Atlanta, Georgia 30346
                      Attention:            Jack P. Scott, Vice President



        or to such other addresses as any party hereto may, from time to time, designate in writing delivered in a like manner.

        9.05 SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the terms of this Sublease.

        9.06 TIME OF THE ESSENCE. Time is of the essence in the performance by Sublessee of its obligations hereunder.

        9.07 BROKERAGE COMMISSIONS. Sublessor has agreed to pay a brokerage commission to CB Richard Ellis, Inc. ("Broker") pursuant to a separate agreement between Sublessor and Broker. Sublessor and Sublessee hereby represent and warrant each to the other that they have not employed any agents, brokers or other such parties in connection with this Sublease other than Broker, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

        9.08 WAIVER OF LIEN BY SUBLESSEE. Sublessee shall have no right, and Sublessee hereby waives and relinquishes all rights which Sublessee might otherwise have, to claim any nature of lien against the Subleased Premises or to withhold, deduct from or offset against any Rent or other sums to be paid to Sublessor by Sublessee, except as expressly provided under this Sublease.

        9.09 REMEDIES CUMULATIVE; APPLICABLE LAW. All rights and remedies of Sublessor under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Sublease is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

        9.10 ENTIRE AGREEMENT. The terms and provisions of all Schedules and Exhibits described herein and attached hereto are hereby made a part hereof for all purposes. This Sublease constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Sublease.

        9.11 AUTHORITY. Sublessee warrants, represents and covenants that (a) it is a duly organized and existing legal entity under the laws of the state in which it is organized, and in good standing in the State of Texas, (b) it has full right and authority to execute, deliver and perform this Sublease, (c) the person executing this Sublease on behalf of Sublessee was authorized to do so and (d) upon request of Sublessor, Sublessee will deliver to Sublessor satisfactory evidence of the due authorization, execution and delivery of this Sublease by Sublessee.

        9.12 SEVERABILITY. If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

        9.13 NO RECORDING. This Sublease (including any Exhibits hereto) shall not be recorded without the prior written consent of Sublessor.

        9.14 PRIME LESSOR'S CONSENT REQUIRED. Sublessee acknowledges that, pursuant to the provisions of the Prime Lease, Sublessor is required to obtain Prime Lessor's written consent to this Sublease, and accordingly, that the obligations of Sublessor hereunder are expressly subject to Sublessor obtaining such consent. If Prime Lessor's written consent to this Sublease is not obtained by 5:00 p.m. Central Time on MAY 15, 2000, this Sublease agreement shall automatically terminate and be of no further force and effect.

        9.15 Signage. Subject to Sublessee complying with all codes, restrictions, covenants, regulations and laws and obtaining the approval of the Prime Lessor, Sublessee shall have the right, at Sublessee's cost and expense, to install its corporate logo on the existing monument sign in the front of the Building. Sublessor will install at its cost, a tenant directory in the main lobby of the Building. Sublessor will thereupon, at its cost, list Sublessee's company name and location.

        9.16 CARD KEY ACCESS. Sublessor shall provide Sublessee with one (1) building entry/elevator access card for each 300 rentable square feet of space in the Subleased Premises, for a total of 61 access cards. Additional and/or replacement access cards will be available to Sublessee, at Sublessee's cost (currently $10.00 per card).











IN WITNESS WHEREOF, the undersigned Sublessor and Sublessee have executed this Sublease effective as of the date and year first written above.

                                          "Sublessor"

                                           Zurn Industries, Inc.


                                           _______________________________
                                           By: USI Properties, Inc., Agent
                                           Name: Tom L. Green
                                           Title: President
                                           Date:__________________________

                                           "Sublessee"
                                           Viewlocity, Inc.


                                           _______________________________
                                           By:____________________________
                                           Name:__________________________
                                           Title: ________________________
                                           Date: _________________________